UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 22, 2007

OMNICELL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-33043	94-3166458
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation or organization)	Number)	Identification Number)

1201 Charleston Road

Mountain View, CA  94043

(Address of principal executive offices, including zip code)

(650) 251-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 22, 2007, Omnicell, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Piper Jaffray & Co., First Albany Capital Inc. and Caris & Company, Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”). Subject to the terms and conditions of the Purchase Agreement, the Company agreed to sell to the Underwriters, and the Underwriters agreed to purchase from the Company, an aggregate of 3,900,000 shares (the “Shares”) of the Company’s authorized but previously unissued common stock, par value $0.001 per share (the “Common Stock”) at a public offering price of $21.50 per Share. The resulting aggregate net proceeds to the Company from this Common Stock offering after an underwriting discount totaling approximately $4.8 million, but before expenses, will be approximately $79.0 million. Under the terms of the Purchase Agreement, the Company has granted the Underwriters an option, exercisable for 30 days after the date of the Purchase Agreement, to purchase up to an additional 585,000 shares of Common Stock to cover over-allotments, if any. The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-117592) initially filed with the Securities and Exchange Commission on July 23, 2004. The Underwriters’ obligations to purchase the Shares are subject to the satisfaction of certain customary closing conditions, including receipt of legal opinions and approval of legal matters by their respective counsels. The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to the payments the Underwriters may be required to make in respect of these liabilities. Subject to certain exceptions, the Company and all of the Company’s directors and executive officers also agreed not to sell or transfer any Common Stock held by them for 90 days after the date of the Purchase Agreement without first obtaining the written consent of Merrill Lynch. The closing of the sale of 3,900,000 Shares is scheduled to occur on or about May 25, 2007. A copy of the Purchase Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

The foregoing is a summary of the terms of the Purchase Agreement. Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, copies of which are attached hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
1.1

Purchase Agreement, dated May 22, 2007, by and among Omnicell, Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Piper Jaffray & Co., First Albany Capital Inc. and Caris & Company, Inc.

5.1	Opinion of Cooley Godward Kronish LLP.
23.1	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.
99.1	Press Release, dated May 23, 2007, entitled “Omnicell Announces Pricing of Public Offering of 3,900,000 Shares of Common Stock.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OMNICELL, INC.

Dated: May 23, 2007	By:	/s/ Dan S. Johnston
Dan S. Johnston
Vice President and General Counsel

Exhibit Index

Exhibit Number	Description
1.1

Purchase Agreement, dated May 22, 2007, by and among Omnicell, Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Piper Jaffray & Co., First Albany Capital Inc. and Caris & Company, Inc.

5.1	Opinion of Cooley Godward Kronish LLP.
23.1	Consent of Cooley Godward Kronish LLP. Reference is made to Exhibit 5.1.
99.1	Press Release, dated May 23, 2007, entitled “Omnicell Announces Pricing of Public Offering of 3,900,000 Shares of Common Stock.”